Exhibit 99.1

CopyTele Appoints Bruce Johnson to the

Company’s Board of Directors

MELVILLE, NY – September 4, 2012:  CopyTele, Inc. (OTCBB:COPY) is pleased to announce the appointment of Bruce F. Johnson to serve on the Company’s Board of Directors.

Mr. Johnson, a self-employed commodity trader, has served as a director of CME Group Inc., the world's largest futures exchange, since July 2007 when CME Group Inc. was created from the merger between the Chicago Mercantile Exchange and the Chicago Board of Trade.  Mr. Johnson has been a member of the Chicago Mercantile Exchange for more than 31 years and has an extensive knowledge of the capital markets as a result of his investment background.

“CopyTele is fortunate to have Mr. Johnson join our board.  He has a number of years of experience in the capital markets which should prove invaluable to our Company” said Mr. Lewis H. Titterton, Jr., Chairman and CEO of CopyTele.

# # #

Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to commercialize E-Paper® and Nano displays, the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statement as a result of new information, unanticipated events, or otherwise.